UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              HARTMARX CORPORATION
             (Exact name of registrant as specified in its charter)

             -----------------------------------------------------

          DELAWARE                                   36-3217140
   (State of incorporation)             (I.R.S. employer identification number)

                             101 North Wacker Drive
                            Chicago, Illinois 60606
              (Address of principal executive offices) (Zip code)

                           2006 Incentive Stock Plan
                                      and
            2006 Stock Compensation Plan for Non-Employee Directors
                           (Full title of the Plans)

                                TARAS R. PROCZKO
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              HARTMARX CORPORATION
                             101 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 372-6300
 (Name, address and telephone number, including area code, of agent for service)

                      ------------------------------------


                                          CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
   Title of Each Class of                            Proposed Maximum       Proposed Maximum       Amount of
      Securities To Be         Amount To Be           Offering Price       Aggregate Offering     Registration
         Registered           Registered (1)          per Share (2)              Price                Fee
------------------------------------------------------------------------------------------------------------------

Common Stock, par            4,695,046 shares             $7.12               $33,428,727          $3,576.87
value $2.50 per share
------------------------------------------------------------------------------------------------------------------

(1)  Such additional securities are also being registered hereby as may become issuable under the 2006 Incentive
     Stock Plan and the 2006 Stock Compensation Plan for Non-Employee Directors (the "Plans") as a result of applicable anti-dilution provisions.

(2)  In accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), estimated solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sale prices for a share of Common Stock on the Composite Tape of the
     New York Stock Exchange on June 8, 2006.


                                EXPLANATORY NOTE

         A total of 4,695,046 shares of Common Stock of Hartmarx Corporation, a Delaware Corporation (the "Company"), are being registered in connection with the Plans: 4,309,540 shares of Common Stock under the 2006 Incentive Stock Plan and 385,506 shares of Common Stock under the 2006 Stock Compensation Plan for Non-Employee Directors.

         The total number of shares of Common Stock being registered hereunder in connection with the 2006 Incentive Stock Plan include 1,500,000 newly registered shares, 2,407 shares not issued under the Company's 1988 Stock Option Plan, 750 shares not issued under the Company's 1995 Incentive Stock Plan, 899,200 shares not issued under the Company's 1998 Incentive Stock Plan, and 1,907,183 shares not issued under the Company's 2003 Incentive Stock Plan. Shares of Common Stock not issued under the 1988 Stock Option Plan, the 1995 Incentive Stock Plan, the 1998 Incentive Stock Plan, and the 2003 Incentive Stock Plan, or which relate to options issued under such plans that are terminated, expired or never exercised, are, pursuant to the terms of such plans and the 2006 Incentive Stock Plan, available for issuance under the 2006 Incentive Stock Plan.

         The total number of shares of Common Stock being registered hereunder in connection with the 2006 Stock Compensation Plan for Non-Employee Directors include 250,000 newly registered shares, and 135,506 shares under the Company's 1995 Stock Plan for Non- Employee Directors. Shares of Common Stock not issued under the 1995 Stock Plan for Non-Employee Directors, or which relate to options issued under such plan that are terminated or never exercised, are, pursuant to the terms of such plan and the 2006 Stock Compensation Plan for Non-Employee Directors, available for issuance under the 2006 Stock Compensation Plan for Non-Employee Directors.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company (Commission File 1-8501) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2005.

         (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above, including the Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2006, the Company's Current Report on Form 8-K dated December 27, 2005, and the Company's Current Report on Form 8-K dated April 20, 2006.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-B, dated July 8, 1983, filed with the Commission pursuant to Section 12(b) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Taras R. Proczko, Senior Vice President, General Counsel and Secretary of the Company. As of June 7, 2006, Mr. Proczko is the beneficial holder (directly and indirectly) of 48,725 shares of Common Stock, 15,443 shares of Common Stock held in Mr. Proczko's Hartmarx Savings Investment and Stock Ownership Plan 401(k) account, and options to purchase 55,000 shares of Common Stock. Mr. Proczko is eligible to participate in the 2006 Incentive Stock Plan.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law, or DGCL, grants the Company the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company where the person involved is adjudged to be liable to the Company except to the extent approved by a court.

         Under the Company's certificate of incorporation and bylaws, the Company is required to indemnify, to the fullest extent permitted by law, any person who is or was made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, because the person is or was a director or officer of the Company or is or was serving as a director, officer, employee or agent for another entity at the request of the Company against liability incurred in such action, suit or proceeding. The Company's bylaws require the Company to advance expenses, as incurred, in connection with any such proceeding, subject to the limitations under Delaware law. The Company has also entered into indemnification agreements with certain of its officers and directors to contractually provide indemnification coverage consistent with the Company's certificate of incorporation and bylaws.

         In addition, the Company maintains officers' and directors' liability insurance insuring the Company's officers and directors against certain liabilities and expenses incurred by them in their capacities as such.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.        Description of Exhibit
-----------        ----------------------

5.1 Opinion of Taras R. Proczko, Senior Vice President, General Counsel and Secretary of the Company.

23.1               Consent of PricewaterhouseCoopers LLP.

23.2               Consent of Taras R. Proczko (included in Exhibit 5.1).

24.1               Power of Attorney.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on this 8th day of June, 2006.

                                           HARTMARX CORPORATION


                                           By: /s/ Taras R. Proczko
                                               --------------------------------
                                           Name:  Taras R. Proczko
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 8th day of June, 2006.


          SIGNATURE                               TITLE
          ---------                               -----


            *                        Chairman of the Board, President,
--------------------------------     Chief Executive Officer and Director
Homi B. Patel                        (Principal Executive Officer)


            *                        Director
--------------------------------
Michael F. Anthony


            *                        Director
--------------------------------
Jeffrey A. Cole


            *                        Director
--------------------------------
James P. Dollive


            *                        Director
--------------------------------
Raymond F. Farley


            *                        Director
--------------------------------
Elbert O. Hand


            *                        Director
--------------------------------
Dipak C. Jain


            *                        Director
--------------------------------
Michael B. Rohlfs


            *                        Director
--------------------------------
Stuart L. Scott


            *                        Executive Vice President and Chief
--------------------------------     Financial Officer (Principal
Glenn R. Morgan                      Financial Officer)


            *                        Vice President and Controller (Principal
--------------------------------     Accounting Officer)
Andrew A. Zahr


*  By: /s/ Taras R. Proczko
       -------------------------
       Taras R. Proczko, Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit No.         Description of Exhibit
-----------         ----------------------

5.1 Opinion of Taras R. Proczko, Senior Vice President, General Counsel and Secretary of the Company.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Taras R. Proczko (included in Exhibit 5.1).

4.1                 Power of Attorney.